THIRD AMENDMENT AGREEMENT
This THIRD AMENDMENT AGREEMENT (this “Amendment”) is made as of the 8th day of February, 2018 among:
(a)    SIFCO INDUSTRIES, INC., an Ohio corporation (the “Borrower”);

(b)    the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(c)    KEYBANK NATIONAL ASSOCIATION, as the administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”).

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit and Security Agreement, dated as of November 9, 2016 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders agree as follows:

1.    Amendment to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin”, “Availability Block”, “Collateral”, “Fixed Charge Coverage Ratio” and “GAAP” therefrom and to insert in place thereof, respectively, the following:

“Applicable Margin” means:

(a)    with respect to Revolving Loans that are Base Rate Loans, two hundred seventy-five (275.00) basis points;

(b)    with respect to Revolving Loans that are Eurodollar Loans, three hundred seventy-five (375.00) basis points;

(c)    with respect to portions of the Term Loan that are Base Rate Loans, three hundred twenty-five (325.00) basis points; and

(d)    with respect to portions of the Term Loan that are Eurodollar Loans, four hundred twenty-five (425.00) basis points.

“Availability Block” means an amount equal to Four Million Dollars ($4,000,000).

“Collateral” means (a) all of the Borrower’s existing and future (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter‑of‑credit rights, Pledged Securities, Pledged Notes (if any), Commercial Tort Claims, General Intangibles, Inventory and Equipment, (iii) funds now or hereafter on deposit in the Cash Collateral Account (if any), and (iv) Cash Security; (b) the Mortgaged Real Property; and (c) Proceeds and products of any of the foregoing; provided that Collateral shall exclude (A) any fixed asset that is subject to a purchase money security interest or capital lease permitted under this Agreement to the extent that and only so long as the agreements with respect to such purchase money security interest or capital lease, as the case may be, specifically prohibit additional Liens, (B) licenses and contracts which by the terms of such licenses and contracts prohibit the assignment of such agreements (to the extent such prohibition is enforceable at law), (C) any letter-of-credit right for a specified purpose, to the extent the Borrower is required by applicable law to apply the proceeds of such letter-of-credit right for such specified purpose, and (D) voting equity interests of any CFC that is a Foreign Subsidiary, solely to the extent that such equity interests represent more than sixty-five percent (65%) of the outstanding voting equity interests of such CFC.

“Fixed Charge Coverage Ratio” means, as determined for the most recently completed four fiscal quarters of the Borrower, on a Consolidated basis, the ratio of (a) the total of (i) Consolidated EBITDA, minus (ii) Consolidated Unfunded Capital Expenditures, minus (iii) Consolidated Income Tax Expense paid in cash, minus (iv) Capital Distributions paid in cash; to (b) Consolidated Fixed Charges; provided that, notwithstanding the foregoing for the four fiscal quarter period ending December 31, 2018, the calculation of Consolidated Unfunded Capital Expenditures may be reduced by the amount of proceeds received from the sale of the Irish Real Estate during such period, in an aggregate amount not to exceed One Million Seven Hundred Fifty-Five Thousand Six Hundred Dollars ($1,755,600).

“GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of the Borrower; provided that, with respect to the revenue recognition rules, “GAAP” shall mean generally accepted accounting principles in the United States as in effect prior to January 1, 2018 with respect to Persons with a fiscal end of December 31, 2017 (or as in effect prior to October 1, 2018 with respect to the Borrower), which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of the Borrower.

2.    Deletion of Definition in the Credit Agreement. The Credit Agreement is hereby amended to delete the definition of “Availability Block Increase Termination Date” therefrom.

3.    Additions to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Adjusted Consolidated EBITDA” means, for any period, as determined on a Consolidated basis:

(a)    Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of:

(i)     Consolidated Interest Expense;

(ii)    Consolidated Income Tax Expense;

(iii)    Consolidated Depreciation and Amortization Charges;

(iv)    reasonable non-recurring non-cash losses not incurred in the ordinary course of business;

(v)    non-cash losses attributable to foreign exchange conversion losses;

(vi)    non-recurring extraordinary cash losses or expenses not incurred in the ordinary course of business that are reasonably acceptable to the Administrative Agent and supported by documentation reasonably acceptable to the Administrative Agent;

(vii)    any increase in the reserve for inventories for which cost is determined using the last in, first out (“LIFO”) method;

(viii)    losses incurred in connection with the disposal of operating assets;

(ix)    non-cash equity compensation expenses; and

(x)    one-time relocation costs and expenses for the Chief Executive Officer, in an aggregate amount not to exceed Two Hundred

Thousand Dollars ($200,000) and to be expensed during the Commitment Period; minus
(b)    to the extent included in Consolidated Net Earnings for such period, (i) non-recurring non-cash gains not incurred in the ordinary course of business, (ii) non-cash gains attributable to foreign exchange conversion gains, (iii) non-recurring extraordinary cash gains not incurred in the ordinary course of business, (iv) gains incurred in connection with the disposal of operating assets, (v) any decrease in the reserve for inventories for which cost is determined using the LIFO method, and (vi) non-cash equity compensation gains.

“Adjusted Orange Consolidated EBITDA” means, for any period, Adjusted Consolidated EBITDA attributable to the operations conducted at the plant of the Companies located in Orange, California, as set forth on the monthly financial statements of the Companies delivered pursuant to Section 5.3(b) hereof, calculated in a manner consistent with the past accounting practices and procedures of the Borrower.

“Alliance Machinery and Equipment” means the Machinery and Equipment held at the plant of the Companies located at 562 W. Ely Street, Alliance, Ohio, as set forth in more particular detail in that certain Valuation & Review Report, conducted by Gordon Brothers Asset Advisors, LLC (dba Gordon Brothers-AccuVal), dated as of September 20, 2016; provided that the Machinery and Equipment specifically identified on Schedule 5.38 hereto shall not be considered or included as “Alliance Machinery and Equipment”.

“Flood Insurance Laws” means, collectively (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto, and (c) the Biggert-Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto.

“Liquidation Firm” means that term as defined in Section 5.38 hereof.

“Mortgage” means each Open-End Mortgage, Assignment of Leases and Rents and Security Agreement (or deed of trust or comparable document), dated on or after the Third Amendment Effective Date, relating to the Mortgaged Real Property, executed and delivered by a Credit Party, to further secure the Secured Obligations, as the same may from time to time be amended, restated or otherwise modified.

“Mortgaged Real Property” means each parcel of real estate owned by a Credit Party, as set forth on Schedule 6 hereto, together with all improvements and buildings thereon and all appurtenances, easements or other rights thereto belonging, and being defined collectively as the “Property” in each of the Mortgages.

“Third Amendment Effective Date” means February 8, 2018

4.    Retroactive Amendment to Financial Covenant Provisions. Article V of the Credit Agreement is hereby retroactively amended, effective as of December 31, 2017, to delete Section 5.7 therefrom and to insert in place thereof the following:

Section 5.7. Financial Covenants.

(a)    Fixed Charge Coverage Ratio. The Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than 1.10 to 1.00 on December 31, 2018 and thereafter.

(b)    Minimum Adjusted Consolidated EBITDA. The Borrower shall not suffer or permit Adjusted Consolidated EBITDA to be less than:

(i)    negative Nine Hundred Seventy Thousand Dollars (-$970,000) for the most recently completed two fiscal quarters ending March 31, 2018;

(ii)    Three Hundred Forty-Five Thousand Dollars ($345,000) for the most recently completed three fiscal quarters ending June, 2018; and

(iii)    One Million Six Hundred Thousand Dollars ($1,600,000) for the most recently completed four fiscal quarters ending September 30, 2018.

(c)    Minimum Adjusted Orange Consolidated EBITDA. The Borrower shall not suffer or permit Adjusted Orange Consolidated EBITDA to be less than:

(i)    negative One Hundred Fifty-Eight Thousand Dollars (-$158,000) for the one-month period ending March 31, 2018;

(ii)    negative Thirteen Thousand Dollars (-$13,000) for the two-month period ending April, 30, 2018;

(iii)    One Hundred Fifty-Nine Thousand Dollars ($159,000) for the three-month period ending May 31, 2018;

(iv)    Three Hundred Fifty-Five Thousand Dollars ($355,000) for the four-month period ending June 30, 2018;

(v)    Five Hundred Thirty-Five Thousand Dollars ($535,000) for the five-month period ending July 31, 2018;

(vi)    Seven Hundred Nine Thousand Dollars ($709,000) for the six-month period ending August 31, 2018; and

(vii)    One Million Twenty-Five Thousand Dollars ($1,025,000) for the seven-month period ending September 30, 2018.

(d)    Consolidated Unfunded Capital Expenditures. The Credit Parties shall not invest in Consolidated Unfunded Capital Expenditures more than an aggregate amount equal to (i) Two Million Five Hundred Thousand Dollars ($2,500,000) during the fiscal year of the Borrower ending September 30, 2018, and (ii) Three Million Five Hundred Thousand Dollars ($3,500,000) during the fiscal year of Borrower ending September 30, 2019 and during any fiscal year thereafter. For purposes of clarification, the Calculation of Consolidated Unfunded Capital Expenditures for purposes of calculating the financial covenant set forth in this subsection (d) shall not be reduced by the amount of any proceeds received from the sale of the Irish Real Estate.

5.    Additions to Covenant Provisions. Article V of the Credit Agreement is hereby amended to add the following new Sections 5.37, 5.38 and 5.30 at the end thereof:

Section 5.37. Flood Hazard. If any portion of any Mortgaged Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause the applicable Credit Parties to (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, which such insurance shall (i) identify the addresses of each property located in a special flood hazard area, (ii) indicate the applicable flood zone designation, the flood insurance coverage and deductible relating thereto, (iii) provide that the insurer will give the Administrative Agent at least thirty (30) days’ written notice of cancellation or non-renewal, and (iv) shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent, and (b) deliver to the Administrative Agent evidence of such compliance, in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance. The applicable Credit Party shall also provide to Administrative Agent from time to time such documents and other information reasonably requested by Administrative Agent to permit Administrative Agent and the Lenders to comply with Flood Insurance Laws. Any increase, extension or renewal of the Commitment shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to the Administrative Agent.

Section 5.38. Sale of Machinery and Equipment. The Borrower shall, on or before June 30, 2018, consummate the sale of the Alliance Machinery and Equipment. If such sale is not consummated on or before June 30, 2018, the Borrower shall, on or before July 31, 2018, retain a third-party distressed asset liquidation firm (the “Liquidation Firm”) to conduct an orderly liquidation sale of the Alliance Machinery and Equipment, under terms and conditions reasonably acceptable to the Administrative Agent, to consummate the sale or other disposition of such Machinery and Equipment. The Borrower hereby agrees to pay all fees, costs and expenses of the Liquidation Firm for all work related to the Companies. The Borrower also agrees (a) that the Administrative Agent, the Lenders and the Liquidation Firm may communicate directly with each other on all matters pertaining to or related in any way to the engagement of the Liquidation Firm regarding the Companies, and (b) to fully cooperate with the Administrative Agent, the Lenders and the Liquidation Firm with respect to matters pertaining to or related to the engagement of the Liquidation Firm. The Borrower hereby waives any right to confidentiality or privacy obligations of the Liquidation Firm, the Administrative Agent and the Lenders, in each case solely with respect to the Liquidation Firm’s engagement under this Section 5.38, and waives and releases any claims that it may have against the Administrative Agent or the Lenders with respect to any communications among any of the Administrative Agent, the Lenders and the Liquidation Firm, in each, case solely with respect to communications related to the Liquidation Firm’s engagement under this Section 5.38.

Section 5.39. Transfer of Machinery and Equipment. If, at any time, the Fixed Charge Coverage Ratio, for the most recently completed four fiscal quarters, shall be less than 1.00 to 1.00, the Companies may not incur any Consolidated Capital Expenditures, or any other expense in connection with the transfer of any Machinery or Equipment from the plant of the Companies located in Alliance, Ohio to any other plant or location of the Companies without the prior written consent of the Administrative Agent.

6.    Additions to Schedules. The Credit Agreement is hereby amended to add a new Schedule 6 (Mortgaged Real Property) and a new Schedule 5.38 (Alliance Machinery and Equipment Not Subject to Sale) thereto in the form of Schedule 6 and Schedule 5.38 hereto.

7.    Closing Deliveries. Concurrently with the execution of this Amendment, the Borrower shall:

(a)    pay an amendment fee to the Administrative Agent, for the benefit of the Lenders, in the amount of One Hundred Thousand Dollars ($100,000);

(b)    cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(c)    pay all legal fees and expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

8.    Post-Closing Deliveries. No later than thirty (30) days after the execution of this Amendment (unless a longer period is agreed to in writing by the Administrative Agent), the Borrower shall, with respect to each parcel of the Mortgaged Real Property, deliver to the Administrative Agent:

(a)    evidence to the Administrative Agent’s satisfaction, in its sole discretion, that no portion of such Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency;

(b)    the results of title and lien searches of such Mortgaged Real Property records for the county in which such Real Property is located; and

(c)    an executed original of the Mortgage with respect to such Mortgaged Real Property.

9.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any material law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against the Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Third Amendment Effective Date as if made on the Third Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrower is not aware of any claim or offset against, or defense or counterclaim to, the Borrower’s obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws and by equitable principles, whether considered at law or in equity.

10.    References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

11.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

12.    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

13.    Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

14.    Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

4819-7351-4843.8

JURY TRIAL WAIVER. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Cleveland, Ohio as of the date first set forth above.

SIFCO INDUSTRIES, INC. By:/s/Peter Knapper Peter Knapper President and Chief Executive Officer

KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender By:/s/ Michael P. Gutia Michael P. Gutia Vice President

Signature Page to
Third Amendment Agreement

PRESIDENTIAL FINANCIAL CORPORATION By:/s/ Dennis Schlesner Dennis Schlesner President

Signature Page to
Third Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Third Amendment Agreement dated as of February 8, 2018. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF THE ADMINISTRATIVE AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, LENDERS AND THE UNDERSIGNED.

GENERAL ALUMINUM FORGINGS, LLC T & W FORGE, LLC QUALITY ALUMINUM FORGE, LLC By:/s/ Peter Knapper Peter Knapper President

S-1